Exhibit 10.8



                     [OBSIDIAN ENTERPRISES, INC. LETTERHEAD]

                      FORM OF LETTER AMENDING STOCK OPTIONS



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RE: extension of deadline to exercise options

Dear ______________,

     This letter hereby amends that certain Letter Agreement dated June 21, 2001 (a copy of which is attached hereto) that set forth the agreement whereby you were granted an option to purchase __________ shares of the common capital stock of Danzer Corporation (now known as "Obsidian enterprises, ant-") at a price of $_______ per share (the "Option"). Pursuant to the Letter Agreement, the Option expired on December 31, 2002. As you know, you were prohibited from exercising the Option prior to its expiration on December 31, 2002 because the common stock underlying the Option had not been registered on a Registration Statement on Form S-8 or such other registration statement acceptable to Obsidian Enterprises, Inc.

     Please be advised that during a meeting held on December 13, 2002 the Board of Directors of Obsidian Enterprises, Inc. agreed to authorize an extension of the expiration date for exercising the Option to December 31, 2003. The extension of the expiration date to December 31, 2003 is only applicable to the option issued December 1999 for _______ common shares and is inapplicable as to any other options set forth in the Letter Agreement.

     By your signature hereto, you hereby acknowledge receipt of this notice extending the expiration date for the Option and also ratify, confirm and reaffirm in all respects all terms, conditions, representations, warranties, obligations and restrictions set for in the Letter Agreement, unless same are specifically amended herein.


                                            Yours truly,

                                            /s/ Timothy S. Durham
                                            Timothy S. Durham
                                            Chairman of the Board




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                         [DANZER CORPORATION LETTERHEAD]



                                                  June 21, 2001

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Dear _______________:

     This letter (this "Letter Agreement") sets forth our agreement regarding your options (the "Options") to purchase the Company's common stock, par value $.0001 per share (the "Common Stock"), in connection with that certain Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") by and among Danzer Corporation (the "Company"), Danzer Industries, Inc., Pyramid Coach, Inc., Champion Trailer, Inc., United Acquisition, Inc., U.S. Rubber Reclaiming, Inc., Obsidian Capital Partners, L.P. and Timothy S. Durham.

     In  exchange  for  good  and  valuable   consideration,   the  receipt  and
sufficiency of which is acknowledged by the parties, the parties hereto agree that:

     1. You represent and warrant to the Company and to all of its successors and assigns that you are the record and beneficial holder of all of the Options, free and clear of all encumbrances, and that other than the Options you own no other warrants, options or rights to purchase Common Stock in the Company.

     2. At the Effective Time, you hereby covenant and agree not to exercise any of the Options until the Company has (i) filed an amendment to the Company's Articles of Incorporation authorizing 120,000,000 shares of Common Stock and
(ii) has registered the Common Stock underlying the Options on a Registration Statement on Form S-8 or such other appropriate registration statement acceptable to the Company.

     3. You understand, acknowledge and agree that the Options grant you the right to acquire shares of Common Stock of the Company under the terms and conditions set forth therein and do not confer upon you any rights to acquire capital stock in Danzer Industries, Inc. or any other securities of the Company.

     4. You understand, acknowledge and agree that the Company is relying on the accuracy of the responses set forth in this Letter Agreement which you represent to be true, correct and complete.
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     5. You  understand,  acknowledge,  covenant  and agree to  indemnify,  hold harmless and defend the Company and its affiliates and agents, successors and assigns with respect to any and all loss, damage, expense, claim, action or liability which they may incur as a result of a breach or untruth of any representations or warranties made by you herein.

     6. You agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

     7. You understand, acknowledge and agree that this Letter Agreement shall have no force or effect in the event that the First Closing is not consummated.

     This Letter Agreement shall be governed and construed under -the laws of the State of Texas. In the event any party breaches, or threatens to breach, any term or provision contained in this Letter Agreement, each party hereto agrees that the non-breaching party and/or its affiliates shall be entitled to the right of specific performance and/or both temporary and permanent injunctive relief without being required to prove damages or furnish any bond or other security. In addition, the non-breaching party and/or its affiliates shall not be prohibited by this provision from pursuing other remedies available at law or in equity.

     If any term, provision, covenant, or condition of this Letter Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, it is to that extent deemed omitted and the remainder of this Letter Agreement shall continue in full force and effect.

     This Letter Agreement may be amended, modified or supplemented only by an instrument in writing executed by the parties hereto. Each party will bear its own costs and expenses associated with this transaction. This Letter Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     This Letter Agreement is a legal and binding agreement and constitutes the complete and entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties. This Letter Agreement shall not be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Letter Agreement.

     This Letter Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

     This Letter Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and facsimile signatures shall be given the same effect as original signatures.
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     Please  execute  this  Letter  Agreement  in the  space  provided  below to evidence that the above is in accordance with our understanding.

                                  Yours truly,

                                  DANZER CORPORATION

                                  /s/ M.E. Williams
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                                  M.E. Williams
                                  President & Chief Executive Officer




ACKNOWLEDGED AND ACCEPTED this 21 day of June, 2001




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                                    SCHEDULE
                          IDENTIFYING MATERIAL DETAILS

                  Date     # Share of                         Expiration
Optionee          Issued   Common Stock     Price             Date
M.E. Williams     Dec-99   125,000          $0.05             Dec-02 (Attached
Kirby McLaughlin  Dec-99   75,000           $0.05             Dec-02 (Attached)